Exhibit 16.1

April 10, 2018

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

Re:	SENMIAO TECHONOLOGY LIMITED
File number: 333-221225

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 10, 2018 (the “8-K”) of SENMIAO TECHONOLOGY LIMITED (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in the 8-K.

Very truly yours,

/s/ ZH CPA LLP